                                                                     EXHIBIT 4.3

                                 AMENDMENT NO. 1

         This AMENDMENT NO. 1 (this "Amendment"), dated as of April 13, 2001, is among (a) Allied Holdings, Inc. (the "Borrower"), (b) Allied Systems (Canada) Company (the "Canadian Borrower"), (c) Fleet National Bank and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (collectively, the "Banks"), (d) Fleet National Bank as Administrative Agent (the "Administrative Agent") for itself and the other Banks, (e) ABN Amro Bank, N.V., as Documentation Agent (the "Documentation Agent"), (f) The Bank of Nova Scotia, as the Canadian Agent (the "Canadian Agent"), and (g) BankOne, N.A. and Bank of America, N.A., as Co-Agents (the "Co-Agents").

         WHEREAS, the Borrower, the Canadian Borrower, the Banks, the Administrative Agent, the Documentation Agent, the Canadian Agent and the Co-Agents are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of January 20, 2000 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have agreed to make loans to, to issue letters of credit for the benefit of, and to purchase and accept banker's acceptances for the benefit of the Borrower and the Canadian Borrower;

         WHEREAS, the Borrower, the Canadian Borrower, the Banks, the Administrative Agent, the Documentation Agent, the Canadian Agent and the Co-Agents have entered into a letter agreement dated March 9, 2001, pursuant to which, among other things, the parties have agreed to certain forbearance arrangements and have made certain amendments to the Credit Agreement;

         WHEREAS, the Borrower has informed the Banks and hereby acknowledges that the Borrower was not in compliance with the provisions of (a) Section 11.4(f) of the Credit Agreement, due to the failure of the Borrower to deliver annual projections for the 2001 fiscal year to the Banks by February 1, 2001 and
(b) the financial covenant contained in Section 12.10 of the Credit Agreement, due to the failure of the Borrower to comply with the maximum permitted ratio of Consolidated Funded Indebtedness to Consolidated EBITDA for the fiscal period ended December 31, 2000;

         WHEREAS, in response to the request of the Borrower, the Banks have agreed, on the terms and subject to the conditions set forth herein, to waive compliance by the Borrower and the Canadian Borrower with the provisions of (i)
Section 11.4(f) of the Credit Agreement and (ii) Section 12.10 of the Credit Agreement for the period of four fiscal quarters ended on December 31, 2000; provided that the ratio of Consolidated Funded Indebtedness to Consolidated

EBITDA for such period (computed in accordance with Section 12.10) was not in excess of 4.45:1.00 (such noncompliance, as limited by the proviso set forth above, is referred to herein, collectively, as the "Specified Non-Compliance"); and

         WHEREAS, the Borrower, the Canadian Borrower and the Banks have agreed to amend certain other provisions of the Credit Agreement, as set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SS.1.    DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         SS.2.    WAIVER; CONSENT. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof and in consideration of and reliance upon the agreements of the Borrower, the Canadian Borrower and the Guarantors set forth herein, each of the Banks agrees to waive the Specified Non-Compliance. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof and in consideration of and reliance upon the agreements of the Borrower, the Canadian Borrower and the Guarantors set forth herein, each of the Banks consents to the amendment to the Subordinated Debt Documents in the form attached hereto as Annex A.

         SS.3.    AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Credit Agreement is hereby amended as follows:

         SS.3.1   DEFINITIONS.

         (a) Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Applicable Acceptance Fee Rate", "Applicable Margin" and "Maturity Date" set forth therein and substituting in lieu thereof the following new definitions:

                  "Applicable Acceptance Fee Rate" - at any time, the rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans.

                  "Applicable Margin" - for each period set forth in the table below, the Applicable Margin with respect to Base Rate Loans, Eurodollar Rate Loans, Letter of Credit Fees, the Applicable Acceptance Fee Rate, and the Commitment Fee shall be the percentage per annum set forth opposite such period in such table:


                   Period                  Applicable Margin for          Applicable           Commitment Fee
                                         Eurodollar Rate Loans and      Margin for Base
                                             Letters of Credit            Rate Loans
         ----------------------------------------------------------------------------------------------------
         Closing Date through 6/29/01              3.50%                     2.00%                  0.75%
         6/30/01 through 9/29/01                   3.75%                     2.25%                  0.75%
         9/30/01 through 12/30/01                  4.00%                     2.50%                  0.75%
         12/31/01 through Maturity Date            4.25%                     2.75%                  0.75%


                  "Maturity Date" - January 31, 2002.

         (b)      The definition of "Consolidated EBITDA" set forth in Section
1.1 of the Credit Agreement is amended by adding the following new text immediately before the period at the end of such definition:

                  ", minus (i) any extraordinary, non-recurring gains, whether resulting from the sale of assets or otherwise, plus (j) for all fiscal periods ending after March 31, 2001 and to the extent deducted from the calculation of Consolidated Net Income for such period, non-cash severance expenses for such period; provided that the amount of such severance expenses added to Consolidated EBITDA pursuant to this clause
         (j) shall have been previously approved by the Administrative Agent."

         (c)      The definition of "Borrowing Base Amount" set forth in Section
1.1 of the Credit Agreement is amended by inserting the following new text at the end of such definition:

                  ", minus (c) the Borrowing Base Reserve Amount as at such date."

         (d) Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definitions thereto in the correct alphabetical order:

                  "Amendment No. 1 Effective Date" - April 13, 2001.

                  "Borrowing Base Reserve Amount" - at any time during a period set forth in the table below, the dollar amount set forth opposite such period opposite such table:

            At all times for which the                               Borrowing Base Reserve
           Borrowing Base Amount is Being                                     Amount
         Calculated based on the Borrowing
          Base Report for the Month Ending
         ----------------------------------------------------------------------------------
         February 28, 2001                                                 $15,000,000
         ----------------------------------------------------------------------------------
         March 31, 2001                                                    $12,000,000
         ----------------------------------------------------------------------------------
         April 30, 2001, May 31, 2001, and June 30, 2001                   $15,000,000
         ----------------------------------------------------------------------------------
         July 31, 2001                                                     $5,000,000
         ----------------------------------------------------------------------------------
         August 31, 2001                                                   $12,000,000
         ----------------------------------------------------------------------------------
         September 30, 2001                                                $5,000,000
         ----------------------------------------------------------------------------------
         October 31, 2001 and for all months ending thereafter             $15,000,000
         ----------------------------------------------------------------------------------

         Prior to July 15, 2001, the Administrative Agent shall, in consultation with the Borrower and the Banks, develop a table to give effect to the delivery of weekly Borrowing Base Certificates from and after such date pursuant to Section 11.4(e)(iv) by calculating weekly Borrowing Base Reserve Amounts within the bounds of the monthly Borrowing Base Reserve Amounts set forth in the table above.

                  "Consolidated Net Tangible Assets" - with respect to the Borrower and its Subsidiaries and at any time, the sum of the net book value of, without duplication, (a) all accounts receivable owned by such Persons at such time, plus (b) all property, plant and equipment (including rolling stock) owned by such Persons at such time, plus (c) all prepaid tire inventory of such Persons at such time, in each case, determined on a Consolidated basis for such Persons in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Senior Secured Debt" - with respect to the Borrower and its Subsidiaries, as of any date of determination, the aggregate amount of Consolidated Senior Debt of such Persons which is secured by a lien, security interest or other encumbrance on the assets of such Person, determined on a Consolidated basis for such Persons in accordance with Generally Accepted Accounting Principles.

                  "Maximum Availability Amount" - during any period set forth in the table below, the amount set forth opposite such period in such table:

                 ------------------------------------------------------------------------------------
                                   Period                                 Maximum Availability Amount

                 ------------------------------------------------------------------------------------
                 Amendment No. 1 Effective Date through June 29, 2001            $200,000,000
                 ------------------------------------------------------------------------------------
                 June 30, 2001 through November 29, 2001                         $195,000,000
                 ------------------------------------------------------------------------------------
                 November 30, 2001 through December 30, 2001                     $180,000,000
                 ------------------------------------------------------------------------------------
                 December 31, 2001 through the Maturity Date                     $170,000,000
                 ------------------------------------------------------------------------------------

         ; provided that, on the last Business Day of each month, the Maximum Availability Amount for all purposes of this Agreement shall, until the first Business Day of the succeeding month, be an amount equal to the remainder of (a) the then applicable Maximum Availability Amount as of such date minus (b) $10,000,000. In addition, the Maximum Availability Amount shall be reduced by an amount equal to (i) the aggregate amount of Motor Vehicle Operating Lease Obligations under Rental Agreements entered into by the Borrower and its Subsidiaries, (ii) the principal equivalent amount of all capital leases entered into by the Borrower and its Subsidiaries, and (iii) the aggregate amount of Indebtedness incurred by the Borrower and its Subsidiaries pursuant to Sections 12.1(d) and (k), in each case, after the Amendment No. 1 Effective Date. Each such reduction shall take effect immediately upon the Borrower or such Subsidiary entering into such lease or incurring such Indebtedness, as the case may be, and, once made, shall be permanent and irrevocable.

         SS.3.2   BORROWING LIMITATIONS. Section 2.1.3 of the Credit Agreement
is hereby further amended by deleting the last two sentences of such Section and substituting in lieu thereof the following new text:

         "In addition, and notwithstanding anything to the contrary set forth herein, during the period commencing on the Amendment No. 1 Effective Date through the Maturity Date, no Bank shall have any obligation to make any Loan, issue, renew or extend any Letter of Credit, or purchase or accept any Bankers' Acceptance if, after giving effect to such Borrowing, the sum of (a) the aggregate principal amount of all Domestic Revolving Credit Loans outstanding plus (b) the aggregate principal amount of all Domestic Swing Line Loans outstanding, plus (c) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, plus (d) the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Credit Loans outstanding, plus (e) the Dollar Equivalent of the aggregate principal amount of all

         Canadian Swing Line Loans outstanding, plus (f) the Dollar Equivalent of the aggregate face amount of Bankers' Acceptances outstanding would exceed, in the aggregate, the Maximum Availability Amount at such time. The Borrower and the Canadian Borrower agree that (i) the limitation contained in the preceding sentence will, from the Amendment No. 1 Effective Date through the Maturity Date, prevail over any other provision of this Agreement which would otherwise permit a greater aggregate amount of Loans, Bankers' Acceptances and Letters of Credit to be outstanding hereunder and (ii) if and to the extent that the limitation contained in the preceding sentence is, for any reason, exceeded, the Borrower and the Canadian Borrower shall immediately repay outstanding Loans in an amount sufficient to cause such limitation to not be exceeded."

         SS.3.3   REALLOCATION OF COMMITMENTS.

         (a) Section 2.3(a) of the Credit Agreement is amended by deleting the first sentence of such Section and substituting in lieu thereof the following new text: "As of the Amendment No. 1 Effective Date, the Total Canadian Commitment is $7,500,000."

         (b) Section 2.3 of the Credit Agreement is hereby further amended by deleting the amount "$40,000,000" occurring in paragraphs (a) and (b)(iii) thereof and substituting in lieu thereof the amount "$7,500,000".

         SS.3.4   INTEREST ON REVOLVING CREDIT LOANS. Section 2.5 of the Credit
Agreement is amended by deleting paragraphs (a) and (b) thereof and substituting in lieu thereof the following new paragraphs (a) and (b):

                  (a) Each Domestic Revolving Credit Loan shall bear interest at the rate per annum equal to (i) the Domestic Base Rate plus the Applicable Margin on all Domestic Base Rate Loans and (ii) the Domestic Eurodollar Rate plus the Applicable Margin on all Domestic Eurodollar Rate Loans.

                  (b) Each Canadian Revolving Credit Loan shall bear interest at the rate per annum equal to the Canadian Base Rate plus the Applicable Margin on all Canadian Base Rate Loans.

         SS.3.5   MANDATORY PREPAYMENTS OF LOANS.

         (a) Section 2.9 of the Credit Agreement is amended by deleting paragraphs (c) and (d) thereof and substituting in lieu thereof the following new paragraphs:

                  (c) MANDATORY REPAYMENTS FROM ASSET SALES. In the event that the Borrower or any of its Subsidiaries shall sell any of their assets or group of related assets, whether by sale of assets or stock, for consideration with a value in excess of $10,000,000 for all such asset sales made from and after the Amendment No. 1 Effective Date, then, immediately upon the receipt thereof, the Borrower shall repay the Obligations in an amount equal to the amount of the Net Cash Proceeds of such asset sales (net of taxes paid or payable in cash) in excess of $10,000,000, such repayment of the Obligations to be in the manner set forth in ss.2.9(a). Simultaneously with any such required repayment, the Maximum Availability Amount shall be automatically and permanently reduced by an amount equal to the amount of Obligations so repaid or required to be repaid.

                  (d) MANDATORY PREPAYMENTS FROM NEW EQUITY. In the event that the Borrower or any of its Subsidiaries shall, after the Amendment No. 1 Effective Date, sell or issue any shares of their stock, options or warrants for the purchase of its stock or other equity or equity instruments (other than stock, warrants and options awarded to employees and directors pursuant to incentive compensation plans operated by such Persons), then, immediately upon the receipt thereof, the Borrower shall, or shall cause such Subsidiary to, repay the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such sale or issuance of new equity, such repayment of the Obligations to be in the manner set forth in ss.2.9(a). Simultaneously with any such required repayment, the Maximum Availability Amount shall be automatically and permanently reduced by an amount equal to the amount of Obligations so repaid or required to be repaid.

         (b) Section 2.9 of the Credit Agreement is further amended by adding the following new paragraphs (e) and (f) thereto at the end of such
Section:

                  (e) MANDATORY PREPAYMENTS FROM INDEBTEDNESS. In the event that the Borrower or any of its Subsidiaries shall, after the Amendment No. 1 Effective Date, incur any Indebtedness, other than Indebtedness permitted pursuant to Section 12.1, then, immediately upon the receipt thereof, the Borrower shall, or shall cause such Subsidiary to, repay the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Indebtedness, such repayment of the Obligations to be in the manner set forth in ss.2.9(a). Simultaneously with any such required repayment, the Maximum Availability Amount shall be automatically and permanently reduced by an amount equal to the amount of Obligations so repaid or required to be repaid.

                  (f) NO IMPAIRMENT. The repayment provisions contained in this Section 2.9 shall not impair the restrictions and limitations on the incurrence of Indebtedness and asset sales contained in, respectively, Sections 12.1 and 12.5 of this Agreement.

         SS.3.6   INTEREST ON DOMESTIC SWING LINE LOANS. Section 2.12(c) of the
Credit Agreement is amended by deleting the text "rate per annum equal to the Domestic Base Rate plus 1.75%" and substituting in lieu thereof the text "rate per annum equal to the Domestic Base Rate plus the Applicable Margin then in effect with respect to Base Rate Loans".

         SS.3.7   INTEREST ON CANADIAN SWING LINE LOANS. Section 2.13(c) of the
Credit Agreement is amended by deleting the text "rate per annum equal to the Canadian Base Rate plus 1.75%" and substituting in lieu thereof the text "rate per annum equal to the Canadian Base Rate plus the Applicable Margin then in effect with respect to Base Rate Loans".

         SS.3.8   ADJUSTMENTS TO BORROWING BASE. The Credit Agreement is hereby amended by adding the following new Section 2.14 thereto in the correct numerical location:

                  SS.2.14 ADJUSTMENTS TO BORROWING BASE. The Administrative Agent shall be entitled, from time to time, in the exercise of its reasonable discretion based on the results of commercial finance examinations of the Borrower and its Subsidiaries, to (a) adjust the advance rate percentages set forth in the definition of "Borrowing Base Amount", (b) adjust the existing eligibility criteria or impose new eligibility criteria with respect to Receivables and Borrowing Base Equipment comprising the Borrowing Base Amount, and (c) establish reserves with respect to the Borrowing Base Amount; provided that no such adjustments shall result in an increase in the Borrowing Base Amount without the prior written consent of the Majority Banks.

         SS.3.9   LETTERS OF CREDIT. Section 3.1 of the Credit Agreement is
amended by deleting the amount "$50,000,000" occurring therein and substituting in lieu thereof the amount "$17,000,000".

         SS.3.10 LETTER OF CREDIT FEE. Section 5.2 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following new sentence: "The Borrower shall pay to the Letter of

Credit Bank a fee (the "Letter of Credit Fee") for each Letter of Credit issued or renewed by the Letter of Credit Bank at a rate per annum (except as provided in ss.6.3 hereof) equal to the Applicable Margin in effect from time to time with respect to Letters of Credit on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding."

         SS.3.11 FACILITY FEES. The Credit Agreement is further amended by adding the following new Section 5.5 thereto in the correct numerical location:

                  SS.5.5   FACILITY FEE. In addition, the Borrower agrees to pay
         the following fees to the Administrative Agent, for the pro rata accounts of the Banks in accordance with their Total Commitment
         Percentages:

                           (a) A facility fee accruing daily, in the amount of $250,000 per quarter, commencing April 1, 2001 and due on the earlier of (x) the date the Obligations are repaid and (y) December 31, 2001; provided that if all of the Obligations are repaid and the Commitments terminated (i) on or before June 30, 2001, the entire accrued amount of such facility fee shall be forgiven, (ii) between July 1, 2001 and September 30, 2001, 75% of the accrued amount of such facility fee shall be forgiven, and (iii) between October 1, 2001 and December 31, 2001, 25% of the accrued amount of such facility fee shall be forgiven.

                           (b) A facility fee in the amount of $1,000,000, which fee shall be earned on the Amendment No. 1 Effective Date and due on the earlier of (x) the date the Obligations are repaid and (y) January 31, 2002; provided that, if all of the Obligations are repaid and the Commitments terminated on or before December 31, 2001, all of such fee shall be forgiven.

         SS.3.12 COMMERCIAL FINANCE EXAMINATIONS. Section 11.21 of the Credit Agreement is hereby amended by deleting the following text from the end of such
Section: "provided that prior to a Default or an Event of Default, the Borrower shall not be obligated to pay for more than one Commercial Finance Examination during any twelve month period."

         SS.3.13 FINANCIAL CONSULTANT. The Credit Agreement is hereby further amended by adding the following new Section 11.23 thereto in the correct numerical location:

                  SS.11.23 FINANCIAL CONSULTANT. The Banks shall be entitled to retain a financial consultant (the "Consultant") to, among other things, test the projections and business plan prepared by the Borrower, evaluate the cash flows of the Borrower and its Subsidiaries, and provide ongoing financial monitoring of the Borrower and its Subsidiaries. The Borrower shall, and shall cause its Subsidiaries to, cooperate with such Consultant and make its officers, outside professionals, and records available to such Consultant. The Borrower shall pay the fees and expenses of such Consultant.

         SS.3.14 TURNAROUND CONSULTANT. The Credit Agreement is hereby further amended by adding the following new Section 11.24 thereto in the correct numerical location:

                  SS.11.24 TURNAROUND CONSULTANT. The Borrower shall, within 90 days of the Amendment No. 1 Effective Date, retain, at its own expense, a turnaround consultant to assist the Borrower in, among other things,
         (i) obtaining and implementing enhanced operational standards and management information systems and (ii) obtaining and evaluating alternative financing arrangements. Such consultant and its scope of work shall be reasonably satisfactory to the Administrative Agent. The Borrower will make such consultant available to the Banks for periodic updates as requested by the Administrative Agent or the Majority Banks.

         SS.3.15 COLLATERAL EXAMINATIONS. The Credit Agreement is hereby further amended by adding the following new Section 11.25 thereto in the correct numerical location:

                  SS.11.25 COLLATERAL EXAMINATIONS. The Administrative Agent shall be entitled, from time to time, to have inspections, appraisals and/or audits performed on the Collateral and the records relating thereto (including, without limitation, certificates of title for titled equipment). The fees and expenses of all such inspections, appraisals and audits shall be paid by the Borrower.

         SS.3.16 REAL ESTATE. The Credit Agreement is hereby further amended by adding the following new Section 11.26 thereto in the correct numerical location:

                  SS.11.26 REAL ESTATE. The Borrower will, and will cause its Subsidiaries to, deliver to the Administrative Agent promptly, and in any event, on or before April 30, 2001 fully executed mortgages or deeds of trust over all material real property owned by it and its Subsidiaries, in form and substance satisfactory to the Administrative Agent. The Borrower will, and will cause its Subsidiaries to, use best efforts to deliver to the Administrative Agent promptly, and in any event, on or before May 31, 2001, fully executed mortgages or deeds of trust over all material real property leased by it and its Subsidiaries, in form and substance satisfactory to the Administrative Agent. All such mortgages and deeds of trust will be accompanied by title insurance policies, appraisals, surveys, evidences of insurances naming the Administrative Agent as loss payee and additional insured, landlord consents, legal opinions and other documents and certificates with respect to such real estate as may be requested by the Administrative Agent. The Administrative Agent may arrange for appropriate environmental surveys to be done with respect to all such real estate, and the costs and expenses of such site assessments shall be paid by the Borrower.

         SS.3.17 CASH MANAGEMENT. The Credit Agreement is hereby further amended by adding the following new Section 11.27 thereto in the correct numerical location:

                  SS.11.27 CASH MANAGEMENT. The Borrower will, and will cause its Subsidiaries to, on or before May 15, 2001, implement and maintain cash management arrangements satisfactory to the Administrative Agent, such arrangements to include, but not be limited to, establishing agency account agreements with all lockbox banks and local banks, provided, that local banks maintaining accounts for the convenience of local terminals and employees ("Convenience Banks") shall not be required to establish agency account agreements, and provided, further that the amount of deposits maintained at such Convenience Banks shall not exceed $425,000 in the aggregate at any time.

         SS.3.18 APPRAISALS. The Credit Agreement is hereby further amended by adding the following new Section 11.28 thereto in the correct numerical location:

                  SS.11.28 APPRAISALS. In the event that (a) the Obligations have not been repaid on or prior to September 1, 2001 or (b) at any time, the Administrative Agent believes that there exists reasonable uncertainty as to the Borrower's ability to refinance the Obligations on or prior to September 1, 2001, the Administrative Agent shall be entitled to obtain, at the Borrower's expense, appraisals of all physical assets owned by the Borrower and its Subsidiaries. The appraisals will be made at the direction of the Administrative Agent, and appraisal firms, appraisal methodology, scope of appraisal and appraisal reports will be in form and substance satisfactory to the Administrative Agent. The Borrower agrees to cooperate with the Administrative Agent and the appraiser(s) in connection with the production of such appraisals and to pay the fees and expenses of obtaining such appraisals.

         SS.3.19  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.

         (a) Section 11.4 of the Credit Agreement is amended by deleting paragraph (e) thereof in its entirety and substituting in lieu thereof the following new paragraph (e):

                  (e) (i) As soon as practicable and, in any event, within twenty business days after the end of each month, a certificate substantially in the form of Exhibit F attached hereto (a "Compliance Certificate") from the Borrower as at the end of such month, (ii) as soon as practicable and, in any event, within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, and within one hundred and twenty (120) days after the end of the fourth fiscal quarter in each fiscal year of the Borrower, a Compliance Certificate from the Borrower as at the end of such fiscal quarter,
         (iii) at all times prior to July 15, 2001, as soon as practicable and, in any event, within fifteen (15) business days of the end of each calendar month, a certificate substantially in the form of Exhibit G attached hereto (the "Borrowing Base Certificate") showing the Borrowing Base Amount and the other information set forth therein as at the end of the immediately preceding month, and (iv) from and after July 15, 2001, as soon as practicable and, in any event, within five
         (5) business days of the end of each week, a Borrowing Base Certificate showing the Borrowing Base Amount and the other information set forth therein as at the end of such week.

         (b) Section 11.4 of the Credit Agreement is further amended by deleting paragraph (f) thereof in its entirety and substituting in lieu thereof the following new paragraph (f):

                  (f) Promptly upon the request of the Administrative Agent, updates to the monthly projections furnished to the Banks in connection with Amendment No. 1 to this Credit Agreement.

         (c) Section 11.4 of the Credit Agreement is further amended by adding the following new paragraphs (i), (j) and (k) thereto:

                  (i) Not later than the second Business Day of each week, an updated cash flow forecast for the following thirteen (13) weeks, together with a comparison of the cash flow of the Borrower and its Subsidiaries for the prior week, as compared to projected cash flows for such period, in form and detail satisfactory to the Administrative Agent.

                  (j) As soon as practicable and, in any event, within twenty (20) Business Days after the end of each month, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and consolidated statement of income of the Borrower and its Subsidiaries for the month then ended, each in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles consistently applied and certified by an Officer's Certificate of the Borrower, together with a comparison to (i) the corresponding month in the prior fiscal year and (ii) the projected results for such month, as set forth in the projections for such month delivered to the Banks.

                  (k) In addition, the Borrower agrees that it shall make its management available for periodic meetings and/or telephone conference calls with representatives of the Banks, to discuss such matters as the Administrative Agent or the Majority Banks shall reasonably request, including without limitation, operating results and refinancing efforts.

         (d) The Credit Agreement is hereby further amended by inserting the following new Section 11.4(A) thereto immediately following Section 11.4:

                  SS.11.4(A) INFORMATION TO ADMINISTRATIVE AGENT. Furnish to the Administrative Agent:

                  (a) On each Business Day, a report detailing the Loans to be borrowed, Letters of Credit to be issued, and Bankers Acceptances to be purchased or accepted on such day.

                  (b) As soon as practicable, and in any event, not later than fifteen (15) business days after the end of each month, an update of the "Schedule of Titled Equipment", as defined in the Security Agreement, together with all supporting and ancillary documentation required by the Security Agreement.

                  (c) With reasonable promptness, such other information relating to the Borrower and its Subsidiaries, their assets, operations or business, as the Administrative Agent shall from time to time reasonably request.

         SS.3.20  INDEBTEDNESS.

         (a) Section 12.1(d) of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" set forth therein and substituting in lieu thereof the amount "$5,000,000".

         (b) Section 12.1(k) of the Credit Agreement is hereby amended by deleting the amount "$5,000,000" set forth therein and substituting in lieu thereof the amount "$500,000".

         (c) Section 12.1 of the Credit Agreement is hereby amended by deleting paragraph (o) thereof and substituting in lieu thereof the following new paragraph (o):

                  (o) Indebtedness in respect of operating leases; provided that the aggregate amount of Motor Vehicle Operating Lease Obligations incurred after the Amendment No. 1 Effective Date shall not, at any time, exceed $7,000,000.

         (d) Section 12.1 of the Credit Agreement is hereby amended by deleting paragraph (p) thereof and substituting in lieu thereof the following text:

                  (p) Indebtedness of a Foreign Subsidiary (other than Foreign Subsidiaries which are Guarantors); provided that, with respect to any such Indebtedness incurred after the Amendment No. 1 Effective Date, the Investment corresponding to such Indebtedness is permitted pursuant to Section 12.3(g) hereof.

         SS.3.21 INVESTMENTS. Section 12.3 of the Credit Agreement is hereby amended by deleting paragraph (g) thereof in its entirety, and substituting in lieu thereof the following new paragraph (g):

                  (g) Investments which the Borrower or one of its Subsidiaries is contractually obligated to make as of the Amendment No. 1 Effective Date, and which are listed and described on Schedule 12.3(g) hereto, in an aggregate amount for all such Investments not to exceed the amount set forth on such Schedule.

         SS.3.22 DISTRIBUTIONS. Section 12.4 of the Credit Agreement is amended by deleting paragraph (a) thereof and substituting in lieu thereof the following new paragraph (a):

                  (a)      The Borrower will not make any Distributions.

         SS.3.23  MERGER, CONSOLIDATION OR SALE OF ASSETS; ACQUISITIONS.

         (a) Section 12.5 of the Credit Agreement is amended by (i) deleting paragraph (b) thereof in its entirety and (ii) deleting paragraph (c) thereof in its entirety and substituting in lieu thereof the following new paragraph (c):

                  (c) Sales, leases or rentals of property (i) between the Borrower and any Guarantor and/or between Guarantors and (ii) the sale or transfer of tangible personal property that, in the reasonable good faith judgment of the Borrower, has become obsolete, redundant or otherwise unusable in the business of operations of the Borrower and its subsidiaries; provided that the aggregate net book value of all assets sold by the Borrower and its subsidiaries during the period from the Amendment No. 1 Effective Date until the Maturity Date shall not exceed $20,000,000.

         (b) Section 12.5 of the Credit Agreement is hereby further amended by deleting paragraph (d) thereof in its entirety.

         SS.3.24 NO LEASEBACKS. Section 12.6 of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and substituting in lieu thereof the following new clause (ii):

                  (ii) other Sale-Leasebacks by the Borrower or any of its Subsidiaries (other than AH or Haul Insurance) of Motor Vehicle Equipment acquired by such Persons during calendar year 2001; provided that the Motor Vehicle Operating Lease Obligations related to such Sale-Leasebacks are permitted pursuant to Section 12.1(o).

         SS.3.25 FINANCIAL COVENANTS. The Credit Agreement is hereby amended by deleting Sections 12.8 through 12.12 thereof in their entirety and substituting in lieu thereof the following new Sections:

                  SS.12.8 CONSOLIDATED EBITDA. Permit, as at the end of any month set forth in the table below, Consolidated EBITDA for the period of three (3) consecutive fiscal months then ending to be less than the amount set forth opposite such month in such table:

                  ------------------------------------------------------------------
                                Month Ending             Minimum Consolidated EBITDA
                  ------------------------------------------------------------------
                  March 31, 2001                              $(11,700,000)
                  ------------------------------------------------------------------
                  April 30, 2001                              $ (3,000,000)
                  ------------------------------------------------------------------
                  May 31, 2001                                $  3,200,000
                  ------------------------------------------------------------------
                  June 30, 2001                               $  8,500,000
                  ------------------------------------------------------------------
                  July 31, 2001                               $  2,000,000
                  ------------------------------------------------------------------
                  August 31, 2001                             $  6,000,000
                  ------------------------------------------------------------------
                  September 30, 2001                          $  8,400,000
                  ------------------------------------------------------------------
                  October 31, 2001                            $ 19,600,000
                  ------------------------------------------------------------------
                  November 30, 2001                           $ 19,100,000
                  ------------------------------------------------------------------
                  December 31, 2001                           $ 20,300,000
                  ------------------------------------------------------------------

                  SS.12.9 NET TANGIBLE ASSETS TO SENIOR SECURED DEBT. Permit, at any time, the ratio of (a) Consolidated Net Tangible Assets to (b) Consolidated Senior Secured Debt to be less than 1.90:100.

                  SS.12.10 CAPITAL EXPENDITURES. Make Capital Expenditures that exceed (a) during the fiscal quarter ending March 31, 2001, $8,300,000,
         (b) during the period of two fiscal quarters ending June 30, 2001, $18,000,000, (c) during the period of three fiscal quarters ending September 30, 2001, $21,500,000, and (d) during the period of four fiscal quarters ending December 31, 2001, $24,500,000.

                  SS.12.11 [Intentionally omitted.]

                  SS.12.12  [Intentionally omitted.]

         SS.3.26 SUBORDINATED DEBT. Section 12.14 of the Credit Agreement is amended by adding the following new text at the end of the clause (i) thereof:
"provided that the Borrower and its Subsidiaries shall not pay cash interest in respect of the Subordinated Debt at a rate in excess of twelve percent (12%) per annum,".

         SS.3.27 CONDITIONS TO ASSIGNMENT BY BANKS. Section 18.1 of the Credit Agreement is amended by deleting clause (c) thereof and substituting in lieu thereof the following new clause (c): "(c) the Administrative Agent shall have given its prior written consent to such Assignment, which consent will not be unreasonably withheld,".

         SS.3.28 SCHEDULES AND EXHIBITS. The Credit Agreement is hereby further amended by (a) deleting Schedule 1.1 thereto and substituting in lieu thereof
Schedule 1.1 hereto, (b) adding Schedule 12.3(g) hereto as a Schedule to the Credit Agreement, and (c) deleting Exhibit F and Exhibit G thereto and substituting in lieu thereof, respectively, Exhibit F and Exhibit G hereto.

         SS.4.    AFFIRMATION AND ACKNOWLEDGMENT OF THE BORROWER, THE CANADIAN
BORROWER AND THE GUARANTORS. The Borrower, the Canadian Borrower, and each of the Guarantors hereby affirm and acknowledge to the Banks as follows:

         (a) The Borrower and the Canadian Borrower hereby ratify and confirm all of their Obligations to the Banks, including, without limitation, the Loans, the Letters of Credit and Bankers' Acceptances, and the Borrower and the Canadian Borrower hereby affirm their absolute and unconditional promise to pay to the Banks all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, the Bankers' Acceptances, and all other amounts due under the Credit Agreement as amended hereby. The Borrower and the Canadian Borrower hereby confirm that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Borrower and the Canadian Borrower as security for the Obligations.

         (b) Each of the Guarantors hereby acknowledges the provisions of this Amendment and hereby reaffirms its absolute and unconditional guaranty of the Borrower's and the Canadian Borrower's payment and performance of the Obligations as more fully described in the Guaranties. Each of the Guarantors hereby confirms that its obligations under the Guaranty to which it is a party are and remain secured pursuant to the Security Documents to which it is a party.

         SS.5.    REPRESENTATIONS AND WARRANTIES. The Borrower, the Canadian
Borrower and the Guarantors hereby represent and warrant to the Banks as follows:

         (a) The execution and delivery by the Borrower, the Canadian Borrower, and each Guarantor of this Amendment, and the performance by the Borrower, the Canadian Borrower, and each Guarantor of its obligations and agreements under this Amendment and the Credit Agreement and the other Loan Documents as amended hereby, are within the corporate authority of each such Person, have been duly authorized by all necessary corporate proceedings on behalf of each such Person, and do not and will not contravene any provision of law, statute, rule or regulation to which any such Person is subject or any of such Person's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any such Person.

        (b) This Amendment and the Credit Agreement and the other Loan Documents as amended hereby constitute legal, valid and binding obligations of the Borrower, the Canadian Borrower, and each Guarantor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower, the Canadian Borrower, or any Guarantor of this Amendment or the Credit Agreement and the other Loan Documents as amended hereby.

         (d) The representations and warranties contained in ss.8 of the Credit Agreement are, after giving effect to this Amendment, true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

         (e) Each of the Borrower, the Canadian Borrower, and each Guarantor has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

         SS.6.    EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

         (a) Receipt by the Administrative Agent of a fully executed counterpart hereof signed by each of the Borrower, the Canadian Borrower, the Guarantors and the Majority Banks.

         (b) Receipt by each of the Banks of the projections of the Borrower and its Subsidiaries for the 2001 and 2002 fiscal years, including prospective compliance with the financial covenants and Borrowing Base Amount for the 2001 fiscal year, and otherwise in form and substance satisfactory to the Banks.

         (c) Receipt by each of the Banks of a cash flow forecast for the thirteen week period following the date hereof, in form and substance satisfactory to the Banks.

         (d) Receipt by each of the Banks of a Compliance Certificate for the fiscal period ending December 31, 2000;

         (e) Receipt by the Administrative Agent, for the account of each Bank executing this Amendment and delivering its signature page to the Administrative Agent or its counsel on or before 12:00 noon (Boston time) on April 13, 2001, of an amendment fee in an amount equal to 0.50% of each such Bank's Total Commitment.

         (f) Receipt by the Administrative Agent of a fully executed amendment to the Subordinated Debt Documents, in form and substance satisfactory to the Administrative Agent.

         (g) The Administrative Agent shall be satisfied with the structure, terms, pricing and tenor of all other indebtedness of the Borrower and its Subsidiaries.

         (h) Receipt by the Administrative Agent of (i) evidence of proper corporate authorization by the Borrower, the Canadian Borrower and each of the Guarantors of this Amendment and (ii) a legal opinion of counsel to the Borrower and its Subsidiaries, as to usual and customary matters, in each case, in form and substance satisfactory to the Administrative Agent.

         (i) Payment of all billed fees and expenses of the Administrative Agent and the Banks in connection with this Amendment (including, without limitation, those relating to the financial consultant of the Banks, commercial finance examinations, collateral examinations, collateral appraisals, environmental surveys, and legal fees and expenses).

         SS.7.    NO PRESENT CLAIMS. The Borrower, the Canadian Borrower and
each of the Guarantors acknowledges and agrees that, based upon the facts and circumstances existing as of the date hereof: (i) none of them has any claim or cause of action against any of the Banks, their predecessors or successors, or the Administrative Agent (or any of their directors, officers, employees, agents or Affiliates); (ii) none of them has any offset right, counterclaim or defense of any kind against any of their obligations, indebtedness or liabilities to the Banks, their predecessors or successors, or the Administrative Agent; and (iii) each of the Banks, their predecessors and successors, and the Administrative Agent has heretofore performed and satisfied in a timely manner all of its obligations to the Borrower, the Canadian Borrower and each of the Guarantors. The Borrower, the Canadian Borrower and each of the Guarantors and the Banks and the Administrative Agent wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Banks' or the Administrative Agent's rights, interests, contracts, collateral security or remedies. Therefore, each of the Borrower, the Canadian Borrower and each of the Guarantors unconditionally release, waive and forever discharge (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any of the Banks, their predecessors and successors, and the Administrative Agent to any of them, except the obligations to be performed by the Banks, their successors, or the Administrative Agent hereafter for them as expressly stated in this Amendment and the other Loan Documents, or as required by applicable law, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which any of them might otherwise have against any of the Banks, their predecessors or successors, or the Administrative Agent or any of their directors, officers, employees, agents or Affiliates for their respective actions or omissions occurring prior to the date hereof, in either case (A) or (B) above, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

         SS.8.    NO WAIVER. The Administrative Agent and each of the Banks
hereby expressly reserves all of their rights and remedies under the Credit Agreement, the other related Loan Documents and applicable law in respect of any and all Defaults or Events of Default under the Credit Agreement and the other Loan Documents, other than with respect to the Specified Non-Compliance. Failure of the Administrative Agent or any Bank to exercise any right or remedy shall not constitute a waiver of that or any other right or remedy. Except as expressly set forth in Section 2 hereof, nothing contained herein shall constitute a waiver by the Administrative Agent or the Banks, or otherwise entitle to the Borrower, the Canadian Borrower, or any Guarantor to a waiver, of any existing or hereafter arising Default or Event of Default, nor shall the Administrative Agent's or the Banks' execution and delivery of this Amendment establish a course of dealing among the Administrative Agent or the Banks and the Borrower or in any other way obligate the Administrative Agent or the Banks to hereafter provide any waiver or further time for payment prior to the enforcement of the Administrative Agent's or the Banks' security interest or to provide any other financial accommodations to or on behalf of the Borrower, the Canadian Borrower or any Guarantor.

         SS.9.    MISCELLANEOUS PROVISIONS.

         (a) This Amendment shall constitute a Loan Document. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

         (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

         (c) This Amendment may be executed in any number of counterparts (each of which may be delivered by telecopier), but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (d) The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and expenses).

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                        ALLIED HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ALLIED SYSTEMS (CANADA) COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ALLIED AUTOMOTIVE GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ALLIED SYSTEMS, LTD. (L.P.)

                                        By: Allied Automotive Group, Inc.,
                                            its Managing General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        INTER MOBILE, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        LEGION TRANSPORTATION, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AUTOMOTIVE TRANSPORT
                                          SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ALLIED SOUTHWOODS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CANADIAN ACQUISITION CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        KAR-TAINER INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS TRUCK LEASING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS NORTH AMERICA, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        QAT, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        OSHCO, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TERMINAL SERVICE CO.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RMX, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TRANSPORT SUPPORT, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        F.J. BOUTELL DRIVEAWAY CO., INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        COMMERCIAL CARRIERS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        B&C, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RC MANAGEMENT CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GACS, INCORPORATED


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ALLIED FREIGHT BROKER, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS NETHERLANDS, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS ARETA, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        LOGISTIC TECHNOLOGY, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        LOGISTIC SYSTEMS, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AXIS CANADA COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ARRENDADORA DE EQUIPO PARA EL
                                        TRANSPORTE DE AUTOMOVILES,
                                        S. DE R. L. DE C.V.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CT GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CT SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CORDIN TRANSPORT, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        FLEET NATIONAL BANK, individually
                                        and as Administrative Agent



                                        By:
                                            ------------------------------------
                                            Robert L. Wallace
                                            Managing Director


                                        ABN AMRO BANK, N.V.,
                                        individually and as Documentation Agent



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NOVA SCOTIA,
                                        individually and as Canadian Agent



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        BANK ONE, NA, individually and as
                                        Co-Agent



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BANK OF AMERICA, N.A., individually
                                        and as Co-Agent



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FIRST UNION NATIONAL BANK



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        CREDIT LYONNAIS, NEW YORK BRANCH



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GENERAL ELECTRIC CAPITAL CORPORATION



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        UNION BANK OF CALIFORNIA, N.A.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BANK AUSTRIA CREDITANSTALT
                                        CORPORATE FINANCE, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: